Exhibit 10.2

Execution Version

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is dated as of June 11, 2026, by and among Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the noteholders listed on Exhibit A attached to this Agreement (each, a “Holder” and together, the “Holders”).

WHEREAS, the Company and the Holders are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”);

WHEREAS, each Holder is the holder of one or more convertible promissory notes originally issued by Azora Therapeutics, Inc. (“Azora”) to such Holder (collectively, the “Notes”), in the aggregate principal amounts set forth opposite such Holder’s name on Exhibit A;

WHEREAS, the Company is party to that certain Agreement and Plan of Merger by and among the Company, Azora, Adial Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“First Merger Sub”) and Adial Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Second Merger Sub”), dated on or around the date hereof (as amended from time to time in accordance with the terms thereof and Section 5.13 hereof, the “Merger Agreement”), pursuant to which (i) First Merger Sub will merge with and into Azora, with Azora surviving and becoming a wholly-owned subsidiary of the Company and (ii) Azora will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity and a wholly-owned subsidiary of the Company ((i) and (ii) together, the “Merger”), and (iii) following the Merger and in accordance with the Merger Agreement, the Second Merger Sub will change its name to “Azora Therapeutics, LLC”; and

WHEREAS, as a condition to the Merger, Azora Therapeutics, LLC will assume all obligations under the Notes and the Company has agreed to guarantee the payment of the Notes (the “Guarantee”);

WHEREAS, the Company desires to issue to the Holders in exchange for the extinguishment of the Guarantee and cancellation of the Notes, and each Holder desires to receive from the Company in exchange for the extinguishment of the Guarantee and the cancellation of such Holder’s Notes and all outstanding obligations thereunder, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, pre-funded warrants to purchase an aggregate of 2,031,603 shares of Common Stock, substantially in the form attached hereto as Exhibit B (the “Prefunded Warrants”);

WHEREAS, contemporaneously with the extinguishment of the Guarantee and cancellation of the Notes and the issuance of the Prefunded Warrants, the Company and the Holders will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit D, pursuant to which the Company will agree to provide certain registration rights in respect of the Warrant Shares (as defined below), under the Securities Act and applicable state securities laws; and

WHEREAS, pursuant to the terms and conditions of the Prefunded Warrants, the ability to exercise the Prefunded Warrants shall be subject to the receipt of the Required Parent Stockholder Vote (as defined in the Merger Agreement).

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Holder, severally and not jointly, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“2026 SEC Reports” means (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026 and (b) any Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K filed or furnished (as applicable) by the Company after January 1, 2026 and prior to the Business Day immediately preceding the date hereof, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Aggregate Note Amount” means, with respect to each Holder, the aggregate outstanding principal amount (together with all accrued and unpaid interest thereon) of such Holder’s Notes as of the Closing Date.

“Agreement” has the meaning set forth in the recitals hereof.

“Benefit Plan” or “Benefit Plans” means employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company or any of its Subsidiaries is obligated to contribute for employees or former employees of the Company and its Subsidiaries.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Bylaws” means the Amended and Restated Bylaws of the Company, as currently in effect and as in effect on the Closing Date.

“Capital Markets Advisor” means TD Securities (USA) LLC.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended, as currently in effect and as in effect on the Closing Date.

“Closing” means the Initial Closing and any Milestone Closing.

“Closing Date” means the Initial Closing Date and any Milestone Closing Date.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the recitals hereof.

“Confidential Data” has the meaning set forth in Section 3.30 hereof.

“DGCL” means the Delaware General Corporation Law, as amended or superseded from time to time.

“Disclosure Document” has the meaning set forth in Section 5.3 hereof.

“Disclosure Time” has the meaning set forth in Section 5.3 hereof.

“Drug Regulatory Agency” means the U.S. Food and Drug Administration (“FDA”) or other foreign, state, local or comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug or biological products and drug or biological product candidates.

“Environmental Laws” has the meaning set forth in Section 3.15 hereof.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.8 hereof.

“Fundamental Representations” means the representations and warranties made by the Company in Sections 3.1 (Organization and Power), 3.2 (Capitalization), 3.4 (Authorization), 3.5 (Valid Issuance), 3.6 (No Conflict), 3.7 (Consents), 3.8 (SEC Filings; Financial Statements), 3.18 (Nasdaq Stock Market), 3.19 (Sarbanes-Oxley Act), 3.23 (Price Stabilization of Common Stock), 3.24 (Investment Company Act), 3.25 (General Solicitation; No Integration or Aggregation), 3.26 (Brokers and Finders), 3.27 (Reliance by the Holders) and 3.28 (No Additional Agreements).

“First Merger Sub” has the meaning set forth in the recitals hereof.

“Funding Notice” has the meaning set forth in Section 2.2 hereof.

“Holder” and “Holders” have the meanings set forth in the recitals hereof.

“GAAP” has the meaning set forth in Section 3.8 hereof.

“GDPR” has the meaning set forth in Section 3.31 hereof.

“Governmental Authorizations” has the meaning set forth in Section 3.11 hereof.

“Health Care Laws” has the meaning set forth in Section 3.21 hereof.

“HIPAA” has the meaning set forth in Section 3.30 hereof.

“Holder” and “Holders” have the meanings set forth in the recitals hereof.

“Indemnified Persons” has the meaning set forth in Section 5.10(a).

“Intellectual Property” has the meaning set forth in Section 3.12 hereof.

“Initial Closing Date” has the meaning set forth in Section 2.2 hereof.

“IT Systems” has the meaning set forth in Section 3.30 hereof.

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements, the Merger Agreement or with respect to the Closing, or would reasonably be expected to do so.

“Milestone Closing” has the meaning set forth in Section 2.4 hereof.

“Milestone Closing Date” has the meaning set forth in Section 2.4 hereof.

“Milestone Event” means the achievement of either of the following prior to the five-year anniversary of the Initial Closing Date: (A) the Company’s public announcement, via a press release on a nationally recognized news wire or the filing of a Current Report on Form 8-K with the SEC, that either (i) the first person has been dosed in the Company’s Phase 1 clinical trial (in an SAD/MAD study) or (ii) the U.S. Food and Drug Administration has accepted the Company’s Investigational New Drug Application for AT177 (such acceptance being deemed to occur upon the expiration of thirty (30) days following the submission of such Investigational New Drug Application without the imposition of a clinical hold by the FDA); or (B) the achievement of a VWAP per share of the Common Stock equal to or greater than 400% of the Purchase Price (subject to appropriate, proportional adjustment for any stock splits or combinations of the Common Stock occurring after the date of the Agreement) measured during any 10 consecutive Trading Days during any 30 Trading Day period.

“Milestone Event Notice” has the meaning set forth in Section 2.4(a) hereof.

“Milestone Event Notice Date” has the meaning set forth in Section 2.4(a) hereof.

“Milestone Funding Period Expiration” has the meaning set forth in Section 2.4(a) hereof.

“Milestone Incentive Warrants” has the meaning set forth in Section 2.5 hereof.

“Milestone Prefunded Warrants” has the meaning set forth in Section 2.4(b) hereof.

“Merger” has the meaning set forth in the recitals hereof.

“Merger Agreement” has the meaning set forth in the recitals hereof.

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means (i) on and prior to the Closing Date, The Nasdaq Capital Market, and (ii) following the Closing Date, any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market and The Nasdaq Capital Market.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Data” has the meaning set forth in Section 3.30 hereof.

“Purchase Price” means an amount equal to $2.7489.

“Placement Agent” means Lucid Capital Markets, LLC.

“Privacy Laws” has the meaning set forth in Section 3.31 hereof.

“Privacy Statements” has the meaning set forth in Section 3.31 hereof.

“Process” or “Processing” has the meaning set forth in Section 3.31 hereof.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(j) hereof.

“Regulatory Agencies” has the meaning set forth in Section 3.20 hereof.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Merger Sub” has the meaning set forth in the recitals hereof.

“Securities” means the Warrants and the Warrant Shares.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act).

“Securities Act” has the meaning set forth in the recitals hereof.

“Securities Purchase Agreement” means that certain securities purchase agreement, dated on or about the date hereof, between the Company and the investors party thereto.

“Subsidiaries” has the meaning set forth in Section 3.1 hereof.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company or its Subsidiaries, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Trading Day” means any day on which the National Exchange is open for trading.

“Transaction Agreements” means this Agreement, the form of Prefunded Warrant, the form of Milestone Incentive Warrant, the Registration Rights Agreement, the Securities Purchase Agreement and any other documents or agreements explicitly contemplated hereunder

“Transfer Agent” means, with respect to the Common Stock, VStock Transfer, LLC, or such other financial institution that provides transfer agent services as the Company may engage from time to time.

“Transfer Taxes” means all real property transfer, sales, use, value added, stamp, documentary, recording, registration, conveyance, stock transfer, intangible property transfer, personal property transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes (together with any interest, penalty, or addition thereto) incurred in connection with the transactions contemplated by this Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a National Exchange, the daily volume weighted average price of a share of Common Stock for such date (or the nearest preceding date) on the National Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is then listed or quoted on the OTCQB or OTCQX and not a National Exchange, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTCQB or OTCQX as applicable, or (c) if the Common Stock is not then listed or quoted for trading on the OTCQB or OTCQX and if the price for Common Stock is then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported.

“Warrants” means all the Prefunded Warrants, the Milestone Prefunded Warrants (as defined below) and the Milestone Incentive Warrants (as defined below).

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

2. Exchange and Cancellation of Notes.

2.1 Exchange and Cancellation. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, (a) each Holder agrees to surrender and deliver to the Company (or its designee) its Notes for cancellation, and (b) in consideration of such surrender and cancellation of the Notes and the full satisfaction and discharge of all obligations of Azora and the Company thereunder, the Company agrees to issue to each Holder the number of Prefunded Warrants set forth opposite such Holder’s name on Exhibit A hereto (the “Exchange”), representing such Holder’s Aggregate Note Amount divided by the Purchase Price. Upon the Initial Closing and the issuance of the Prefunded Warrants hereunder, all of each Holder’s rights under its Notes shall be extinguished and the Notes shall be deemed cancelled and of no further force or effect.

2.2 Initial Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6, the closing of the extinguishment of the Guarantee and cancellation of the Notes and the issuance of the Prefunded Warrants (the “Initial Closing” and the date on which the Initial Closing occurs, the “Initial Closing Date”) shall occur remotely via the exchange of executed documents within one (1) Business Day following the date hereof, or at such other time as agreed to by the Company and the Majority Holders (as defined in the Notes) to be exchanged hereunder. At the Initial Closing, the Prefunded Warrants shall be issued and registered in the name of such Holder, or in such nominee name(s) as designated by such Holder, representing the number of Prefunded Warrants to be issued to such Holder at such Initial Closing as set forth in Exhibit A. On the Initial Closing Date, the Company will issue the Prefunded Warrants to each Holder.

2.3 Note Cancellation. Upon issuance of the Prefunded Warrants pursuant to this Agreement, each Holder hereby agrees that the Notes held by each such Holder and all rights, title and interest arising from such Notes shall be deemed cancelled and extinguished, without need for surrender to the Company of such Notes or any other further action by any of the parties to each such Note, and the Notes shall thereupon be null and void and have no further force or effect. Each Holder hereby agrees that, as of the Initial Closing, except for the right of each such Holder pursuant to this Agreement, all rights and obligations of each such Holder with respect to each such Note owned by such Holder or any related agreement, including the Guarantee shall terminate in their entirety. To the extent necessary or required to effectuate the transactions contemplated hereby, the Company and each of the Holders representing the Majority Holders (as defined in the Notes) hereby agree that (A) this Agreement constitutes an amendment to each of the Notes and shall supersede all terms of the Notes that are inconsistent with the terms of this Agreement, including, without limitation, the definition of a Qualified Financing (as defined in the Notes) and the applicability of a discount factor or valuation cap in calculating the conversion price, (B) all Holders shall be subject to the Note Conversion on the terms stated herein in accordance with the terms of the Notes as amended in this Section 2.3 and (C) to the extent not already waived, the Company and the Waiving Holders hereby amend and waive any rights associated with a Change of Control (as defined in the Notes) pursuant to the Notes in connection with the Merger.

2.4 Milestone Closing.

(a) Regardless of whether a Milestone Event has occurred, each Holder shall have the right to complete a milestone closing pursuant to this Agreement (a “Milestone Closing” and the date on which a Milestone Closing occurs, a “Milestone Closing Date”) any time following the Initial Closing Date and prior to the date that is 30 calendar days following the Milestone Event Notice Date (the “Milestone Funding Period Expiration”). Upon the achievement of a Milestone Event, the Company shall provide written notice to the Holders of such Milestone Event (the “Milestone Event Notice” and the date the Milestone Event Notice is delivered, the “Milestone Event Notice Date”).

(b) At a Milestone Closing, the Company agrees to sell, and each such Holder, severally and not jointly, shall have the right, but not the obligation to purchase, the number of Milestone Prefunded Warrants set forth opposite such Holder’s name on Exhibit A hereto under the heading “Milestone Prefunded Warrants” (the “Milestone Prefunded Warrants”) for a purchase price per Milestone Prefunded Warrant equal to the Purchase Price; provided, that in the event a Holder exercises, prior to such Holder completing a Milestone Closing, any of the Prefunded Warrants issued to the Holder at the Initial Closing for shares of Common Stock, such Holder will only be eligible to participate in a Milestone Closing to purchase that percentage of Milestone Prefunded Warrants set forth opposite such Investor’s name on Exhibit A hereto (such number of Milestone Prefunded Warrants being referred to as “Eligible Milestone Prefunded Warrants”) that is equal to the quotient obtained by dividing (i) the number of such Holder’s Prefunded Warrants issued at the Initial Closing that remain unexercised and held by the Holder by (ii) the total number of such Holder’s Prefunded Warrants issued at the Initial Closing (the “Stapled Prefunded Percentage”).

(c) At a Milestone Closing, each such Holder shall pay to an account designated by the Company, by wire transfer of immediately available funds, the amount that is equal to the number of shares underlying the Eligible Milestone Prefunded Warrants purchased by such Holder at a Milestone Closing times the Purchase Price, and the Company will issue to the Holder (A) the number of Milestone Prefunded Warrants purchased by the Holder pursuant to this Section 2.4 and (B) the Milestone Incentive Warrants (defined below).

2.5 Milestone Incentive Warrants. At a Milestone Closing, the Company shall also issue Milestone Incentive Warrants to each such Holder in the form attached hereto as Exhibit C (the “Milestone Incentive Warrants”) to purchase up to the number of shares of Common Stock set forth opposite such Holder’s name on Exhibit A hereto under the heading “Milestone Incentive Warrants”; provided, that in the event that, prior to completing a Milestone Closing, a Holder exercises any of the Prefunded Warrants issued to the Holder at the Initial Closing, such Holder will only receive that percentage of the Milestone Incentive Warrants set forth opposite such Investor’s name on Exhibit A hereto that is equal to the Stapled Prefunded Percentage.

3. Representations and Warranties of the Company. Except as set forth in the 2026 SEC Reports (but excluding the Fundamental Representations, which are not so qualified, and any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), the Company hereby represents and warrants to each of the Holders, the Placement Agent and the Capital Markets Advisor that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the 2026 SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries (collectively, the “Subsidiaries”) is wholly owned by the Company. Each of the Subsidiaries is duly incorporated or organized, as applicable, and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the requisite power and authority to carry on their business as now conducted and to own or lease its properties. Each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required unless the failure to so qualify has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share. The Company’s disclosure of its issued and outstanding capital stock in the 2026 SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such 2026 SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. There are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except for (i) options outstanding under the Company’s equity incentive plans, including any options assumed in connection with the Merger and (ii) the shares of preferred stock being issued in the Merger, (iii) the Prefunded Warrants being issued in the Notes Exchange and under the Securities Purchase Agreement as of the date of this Agreement, and (iv) the Milestone Pre-Funded Warrants and Milestone Incentive Warrants that may be issued from time to time after the date hereof to the Holders pursuant to this Agreement and to the investors pursuant to the Securities Purchase Agreement. As of the date of this Agreement, the capital stock of the Company conforms in all material respects to the description thereof contained in the 2026 SEC Reports; and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign Subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution, rights of first refusal, rights of participation or similar provisions that will be triggered (which, for the avoidance of doubt, excludes any such anti-dilution, rights of first refusal, rights of participation or similar provision that will be waived in connection with the transactions contemplated by this Agreement and the Merger Agreement) by the issuance of the Warrants pursuant to this Agreement.

3.3 Registration Rights. Except as set forth in the Transaction Agreements and the Merger Agreement, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

3.4 Authorization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share. The Company’s disclosure of its authorized, issued and outstanding capital stock in the 2026 SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such 2026 SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. There are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except for (i) options outstanding under the Company’s equity incentive plans, including any options assumed in connection with the Merger; (ii) shares of preferred stock issued in the Merger, (iii) the Prefunded Warrants being issued in the Notes Exchange and under the Securities Purchase Agreement as of the date of this Agreement, and (iv) the Milestone Pre-Funded Warrants and Milestone Incentive Warrants that may be issued from time to time after the date hereof to the Holders pursuant to this Agreement and to the investors pursuant to the Securities Purchase Agreement; the capital stock of the Company conforms in all material respects to the description thereof contained in the 2026 SEC Reports; and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign Subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution, rights of first refusal, rights of participation or similar provisions that will be triggered (which, for the avoidance of doubt, excludes any such anti-dilution, rights of first refusal, rights of participation or similar provision that will be waived in connection with the transactions contemplated by this Agreement and the Merger Agreement) by the issuance of the Warrants pursuant to this Agreement.

3.5 Valid Issuance. The Warrants being issued to the Holders hereunder have been duly and validly authorized and, upon issuance pursuant to the terms hereof, (i) in the case of the Pre-Funded Warrants issued at the Initial Closing, in exchange for the cancellation of the Notes and extinguishment of the Guarantee, and (ii) in the case of the Milestone Pre-Funded Warrants and the Milestone Incentive Warrants issued at a Milestone Closing, upon payment therefor, in each case in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than restrictions on transfer under applicable state and federal securities laws or as set forth in the Transaction Agreements). Subject to obtaining the Required Parent Stockholder Vote, the Warrant Shares will be duly and validly authorized and reserved for issuance and, upon issuance in accordance with terms of the respective Warrants against full payment therefor in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than restrictions on transfer under applicable state and federal securities laws) and the holder of the Warrant Shares upon exercise in accordance with the terms of the Warrants shall be entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties made by the Holders in Section 4 hereof, the offer and sale of the Warrants to the Holders is and will be, and the issuance of the Warrant Shares upon exercise in accordance with the terms of the Warrants will be, in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6 No Conflict. Subject to obtaining Required Parent Stockholder Vote (as defined in the Merger Agreement), submission and approval of the Nasdaq Listing Application (as defined in the Merger Agreement), the execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Warrants and the consummation of the other transactions contemplated by the Transaction Agreements do not and will not (i) violate any provision of the Certificate of Incorporation or Bylaws, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or the giving of consent or waiver, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any Subsidiary or their respective properties or assets, (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject (including, without limitation, all applicable listing rules of the Nasdaq Capital Market), or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iv) conflict with, result in a breach of, or require any consent, approval, authorization or waiver under the Merger Agreement that has not been obtained or made, except, in the case of clauses (ii) and (iii), as has not and would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7 Consents. Assuming the accuracy of the representations and warranties of the Holders in Section 4, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body or other Person is required in connection with the authorization, execution or delivery by the Company of the Transaction Agreements, the issuance and sale of the Warrants and the performance by the Company of its other obligations under the Transaction Agreements, except (a) as have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Warrants and the listing of the Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Warrants by the Company in the manner contemplated herein, which will be filed on a timely basis, (d) the filing of the registration statement required to be filed by the Registration Rights Agreement, (e) the Required Parent Stockholder Vote and the Nasdaq Listing Application or (f) such that the failure of which to obtain has not had and would not be reasonably be expected to have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

3.8 SEC Filings; Financial Statements.

(a) The Company has timely filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the date of this Agreement and is in compliance with General Instruction I.A.3 of Form S-3. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed 2026 SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed 2026 SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the 2026 SEC Reports. To the Company’s knowledge, none of the 2026 SEC Reports are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the 2026 SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company is not, and has never been, and after the Closing will not be, an issuer subject to Rule 144(i) under the Securities Act.

(b) The consolidated financial statements of the Company included in the 2026 SEC Reports (together with the related schedules and notes thereto, collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such Financial Statements, or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.9 Absence of Changes. Except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, including the Merger Agreement and transactions related thereto, since December 31, 2025: (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company or its Subsidiaries; (b) no material change to any material contract or arrangement by which the Company or its Subsidiaries is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the 2026 SEC Reports or in writing to the Holders, the Placement Agent and the Capital Markets Advisor; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect;

3.10 Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any Subsidiary that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer of the Company or any Subsidiary, is, or within the last ten (10) years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or such Subsidiary or a claim of breach of fiduciary duty relating to the Company or such Subsidiary.

3.11 Compliance with Law; Permits. None of the Company or any Subsidiary is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. None of the Company or any Subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

3.12 Intellectual Property. The Company and its Subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the 2026 SEC Reports that is necessary for, or used in the conduct of their respective businesses (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its Subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its Subsidiaries in all material respects, and to the Company’s knowledge all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

3.13 Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company and its Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

3.14 Taxes. The Company and its Subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its Subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens on any of the assets of the Company. The Company, at all times since inception, has been and continues to be each classified as a corporation for U.S. federal income tax purposes. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the period specified in Code Section 897(c)(1)(A)(ii).

3.15 Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any Subsidiary has received since December 31, 2025, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or any Subsidiary is not in compliance with any Environmental Law and, to the knowledge of the  Company, there are no circumstances that may prevent or interfere with the Company’s or any Subsidiary’s compliance with any Environmental Law in the future, except where such failure to comply has not had and would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or any Subsidiary has received since December 31, 2025, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or any Subsidiary is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.

3.16 Title. Each of the Company and its Subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its Subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially and adversely interfere with the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries, as the case may be. The Company does not own any real property.

3.17 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its and its Subsidiaries’ businesses and the value of its and its Subsidiaries’ properties (owned or leased) and tangible assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since December 31, 2025, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.18 Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “ADIL”. The Company is in compliance with all listing requirements of Nasdaq applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Capital Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.19 Sarbanes-Oxley Act. The Company is, and since December 31, 2025 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20 Clinical Data and Regulatory Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the preclinical tests and clinical trials, and other studies used to support regulatory approval (collectively, “studies”) being conducted by or on behalf of, or sponsored by, the Company or its Subsidiaries were (and, if still pending, are being) conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; (ii) each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Subsidiaries have no knowledge of any other studies the results of which are required to be disclosed in accordance with the Exchange Act and are inconsistent with, or otherwise call into question, the results described or referred to in the 2026 SEC Reports; (iii) the Company and its Subsidiaries have made all such filings and obtained all such approvals as may be required by the FDA or from any other U.S. federal, state or local government or foreign government or Drug Regulatory Agency, or Institutional Review Board, each having jurisdiction over biopharmaceutical products (collectively, the “Regulatory Agencies”) for the conduct of its business; (iv) neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination or suspension of or imposing any clinical hold on any clinical trials; and (v) the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

3.21 Compliance with Health Care Laws. The Company and its Subsidiaries are in compliance in all material respects with all Health Care Laws to the extent applicable to the Company’s current business and research use only products. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) the European Union (“EU”) Clinical Trials Regulation (Regulation (EU) No. 536/2014); (vi) the EU Regulation regarding community procedures for authorization and supervision of medicinal products for human and veterinary use and establishing a European Medicines Agency (Regulation (EC) No. 726/2004); (vii) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (viii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its Subsidiaries, and (ix) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its Subsidiaries has received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its Subsidiaries nor any of their respective employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

3.22 Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act applicable to the Company and provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Since the end of the Company’s most recent audited fiscal year, there has been (a) no material weaknesses in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) and (b) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.23 Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Warrants or Warrant Shares, respectively.

3.24 Investment Company Act. The Company is not, and immediately after the receipt of payment for and issuance of the Warrants will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.25 General Solicitation; No Integration or Aggregation. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Warrants pursuant to this Agreement. Except with respect to the capital stock of the Company to be issued pursuant to the Merger Agreement, the Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the offer and sale of the Warrants pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of Nasdaq. Assuming the accuracy of the representations and warranties of the Holders set forth in Section 4, neither the Company nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby.

3.26 Brokers and Finders. Other than the Placement Agent and Capital Markets Advisor, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement. Certain persons affiliated with the Placement Agent own securities of Azora that, following the Closing, will result in ownership interests representing less than 1% of the Company.

3.27 Reliance by the Holders. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that each of the Holders will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.28 No Additional Agreements. There are no agreements or understandings between the Company, on one hand, and any Holder, on the other hand, with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements (other than confidentiality, nondisclosure, or similar agreements).

3.29 Anti-Bribery and Anti-Money Laundering Laws; Sanctions. Each of the Company, its Subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, or (C) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, any laws with respect to import and export control and economic sanctions, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and economic sanctions regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Asset Control.

3.30 Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its Subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below). The Company has not received any written notice, complaint, or claim from any Person, or any notice from any Regulatory Agency, alleging that the Company or any Subsidiary has violated or is not in compliance with any Privacy Laws (as defined below) or that the Company or any Subsidiary must undertake, or has failed to undertake, any action to comply with any Privacy Laws.

3.31 Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its Subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its Subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since December 31, 2023 provided accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

3.32 Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, on the other hand, that is required to be described in any forms, statements, certifications, reports and documents required to be filed or furnished with the SEC under the Exchange Act or the Securities Act that has not been so described in accordance with the Exchange Act.

3.33 Additional Representations and Warranties. As of the date hereof and as of the Closing Date the representations and warranties of the Company contained in Section 3 of the Merger Agreement and in any certificate or other writing delivered by the Company pursuant thereto are true and correct in all material respects (or, if any such representations or warranties are qualified by materiality, material adverse effect or similar language, true and correct in all respects). To the Company’s knowledge, the representations and warranties of Azora contained in Section 2 of the Merger Agreement (as qualified therein and in the disclosure schedules thereto) were, as of the date of the Merger Agreement, true and correct in all material respects (or, if any such representations or warranties are qualified by materiality, material adverse effect or similar language, true and correct in all respects). All necessary corporate action has been duly and validly taken by the Company, the First Merger Sub and the Second Merger Sub to authorize the execution, delivery and performance of the Merger Agreement. The Merger Agreement has been duly and validly authorized, executed and delivered by the Company, the First Merger Sub and the Second Merger Sub and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding agreement of the Company, the First Merger Sub and the Second Merger Sub, enforceable against the Company, the First Merger Sub and the Second Merger Sub in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Company has furnished or otherwise made available to each Holder a true and substantially complete copy of the Merger Agreement as in effect as of the date hereof.

3.34 Disclosure. The Company confirms that it has not provided, and to the Company’s knowledge, none of its officers or directors nor any other Person acting on its or their behalf (including, without limitation, the Placement Agent and Capital Markets Advisor) has provided, and it has not authorized the Placement Agent or Capital Markets Advisor to provide, any Holder or its respective agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence, provisions and terms of the Transaction Agreements, the Merger Agreement, and the proposed transactions hereunder and thereunder may constitute such information, all of which will be disclosed by the Company in the Disclosure Document as contemplated by Section 5.3 hereof. The Company understands and confirms that the Holders will rely on the foregoing representations in effecting transactions in securities of the Company.

4. Representations and Warranties of Each Holder. Each Holder, severally for itself and not jointly with any other Holder, represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

4.1 Organization. Such Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2 Authorization. Such Holder has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Holder or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Holder on this Agreement and each Transactions Agreement to which such Holder is a party, is genuine and the signatory to this Agreement and each Transactions Agreement to which such Holder is a party, if the Holder is an individual, has the legal competence and capacity to execute the same or, if the Holder is not an individual, the signatory has been duly authorized to execute the same on behalf of the Holder. Each Holder has duly authorized the performance of such Holder’s obligations under this Agreement and each Transactions Agreement to which such Holder is a party. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflicts. The execution, delivery and performance of the Transaction Agreements by such Holder, the acquisition of the Prefunded Warrants in exchange for the cancellation of such Holder’s Notes and the consummation by such Holder of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Holder (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Holder, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Holder or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Holder to perform its obligations under the Transaction Agreements.

4.3A Ownership of Notes. Such Holder is the sole legal and beneficial owner of its Notes as set forth on Exhibit A, free and clear of all liens, claims, security interests, options, charges and encumbrances of any nature. Such Holder has not sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered any of its Notes or any interest therein, nor has such Holder entered into any agreement to do any of the foregoing. Such Holder has the full right, power and authority to surrender its Notes for cancellation as contemplated by this Agreement. Upon the cancellation of such Holder’s Notes at the Closing, the Company and Azora will be released from all obligations under such Notes.

4.4 Residency. Such Holder’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Holder’s name on Exhibit A, except as otherwise communicated by such Holder to the Company.

4.5 Brokers and Finders. Such Holder has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6 Investment Representations and Warranties. Each Holder hereby represents and warrants that, it (i) as of the date hereof is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. Each Holder further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). Such Holder understands and agrees that the offering and issuance of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein.

4.7 Intent. Each Holder is acquiring the Securities solely for investment purposes, for such Holder’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Holder’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if such Holder is acquiring the Securities as a fiduciary or agent for one or more investor accounts, such Holder has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Each Holder has no present arrangement to sell the Securities to or through any Person or entity. Each Holder understands that the Securities must be held indefinitely unless such securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by such Holder to hold the Securities for any period of time.

4.8 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Each Holder acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Holder has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Holder has considered necessary to make an informed investment decision.

Each Holder acknowledges that such Holder (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the acquisition of the Securities. Each Holder acknowledges that such Holder is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), such Holder has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Holder. Each Holder is, at this time and in the foreseeable future, able to afford the loss of such Holder’s entire investment in the Securities and such Holder acknowledges specifically that a possibility of total loss exists.

4.9 Independent Investment Decision. Such Holder understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to such Holder in connection with the acquisition of the Securities constitutes legal, tax or investment advice. Such Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Securities.

4.10 Securities Not Registered; Legends. Such Holder acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Holder understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Holder unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Holder understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Holder’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Holder acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Such Holder acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

Each Holder understands that any certificates or book entry notations evidencing the Warrants and the Warrant Securities upon exercise of the Warrants may bear one or more legends in substantially the following form:

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO WHICH THIS CONFIRMATION RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, (I) THE SECURITIES MAY BE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE AND (II) THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

In addition, the Securities may contain a legend regarding affiliate status of the Holder, if applicable, provided that the Company will notify the Holder in advance of Closing if such a legend is to be placed on its Securities.

4.11 [Reserved.]

4.12 No General Solicitation. Each Holder acknowledges and agrees that the Holder is acquiring the Securities directly from the Company in exchange for the cancellation of such Holder’s Notes and the Guarantee. Such Holder became aware of this transaction solely by means of direct contact from the Company or Azora as a result of a pre-existing, substantive relationship with the Company or Azora, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. Such Holder is not acquiring the Securities as a result of any general or public solicitation or general advertising or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented in any seminar or, to its knowledge, general solicitation, within the meaning of the Securities Act.

4.13 Access to Information. In making its decision to exchange its Notes for Securities, each Holder has relied solely upon independent investigation made by such Holder, upon the 2026 SEC Reports and upon the representations, warranties and covenants of the Company set forth herein. Such Holder acknowledges and agrees that such Holder and such Holder’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from Azora and the Company regarding Azora, the Company, their respective businesses and the terms and conditions of the exchange of the Notes for Securities as such Holder and such Holder’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that such Holder has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by such Holder shall modify, limit or otherwise affect such Holder’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.14 Certain Trading Activities. Other than consummating the transaction contemplated hereby, such Holder has not, nor has any Person acting on behalf of or pursuant to any understanding with such Holder, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Holder was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to execution of this Agreement. Notwithstanding the foregoing, (i) in the case of a Holder that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Holder’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to acquire the Warrants covered by this Agreement and (ii) in the case of a Holder whose investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company, Azora or such other Person representing the Company or Azora, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Holder’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Holder’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Holder’s investment adviser is also an investment adviser or subadviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Holder’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, such Holder has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

4.15 Disqualification Event. To the extent the Holder is one of the covered persons identified in Rule 506(d)(1), the Holder represents that no Disqualification Event is applicable to the Holder or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Holder or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Holder’s securities for purposes of Rule 506(d) of the Securities Act.

5. Covenants.

5.1 Further Assurances. After the date hereof, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. Each Holder acknowledges that the Company, the Placement Agent and the Capital Markets Advisor will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Holder agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 are no longer accurate, and the Company agrees to promptly notify each Holder, the Placement Agent and the Capital Markets Advisor if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 3 are no longer accurate.

5.2 Listing. The Company shall use reasonable best efforts to maintain the listing and trading of the Common Stock on The Nasdaq Capital Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq. The Company shall also use its reasonable best efforts to take all steps necessary to cause the Warrant Shares to be approved for listing on The Nasdaq Capital Market as promptly as possible.

5.3 Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date hereof (provided that, if this Agreement is executed between midnight and 9:00 a.m., New York City time on any Business Day, no later than 9:01 a.m. on the date hereof), issue a press release and ensure that the Company shall substantially contemporaneously file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document” and the actual filing of such press release and/or Current Report on Form 8-K, the “Disclosure Time”) disclosing (i) all material terms of the transactions contemplated hereby and by the other Transaction Agreements and the Merger Agreement and attaching this Agreement, the other Transaction Agreements and the Merger Agreement as exhibits to such Disclosure Document, and (ii) all material non-public information concerning the Company, Azora, the transactions contemplated hereby or the transactions contemplated by the Merger Agreement disclosed to the Holders prior to the Disclosure Time. Following the Disclosure Time, no Investor shall be in possession of any material non-public information received from the Company, Azora, their respective Subsidiaries or any of their respective officers, directors, employees or agents (including the Placement Agent and Capital Markets Advisor). Without limiting the terms of the Registration Rights Agreement, from and after the issuance of the Disclosure Document, the Company shall not provide material non-public information to any Holder, unless otherwise specifically agreed in writing by such Holder prior to any such disclosure. The Company understands and confirms that the Holders will rely on the foregoing representations in effecting securities transactions. Notwithstanding anything in this Agreement to the contrary, the Company shall not disclose the name of any Holder or any of its Affiliates or advisors, or include the name of any Holder or any of its Affiliates or advisors in any marketing materials (whether or not made publicly available), press release, public announcement or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement, which shall be subject to review of the Holders in accordance with the terms of the Registration Rights Agreement) or any regulatory agency, without the prior written consent of such Holder, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq, provided that the Company shall use commercially reasonable efforts to provide the Holders with prior written notice of and a reasonable opportunity to review such disclosure permitted under foregoing clauses (i) and (ii).

5.4 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or issuance of the Securities in a manner that would require the registration under the Securities Act of the issuance of the Securities to the Holders, or that will be integrated with the offer or issuance of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction; provided, however, that this Section 5.4 shall not limit the Company’s right to issue shares of capital stock pursuant to the Merger Agreement.

5.5 Removal of Legends.

(a) Once a registration statement covering the resale of the Warrant Shares is declared effective, the Company shall use its reasonable best efforts to promptly remove all restrictive legends, including the legend set forth in Section 4.10 above (or, in the event that Warrant Shares are issued upon exercise after the Registration Statement is declared effective, the Warrant Shares shall be issued without restrictive legends). Further, the Company shall use its reasonable best efforts to remove all restrictive legends, including the legend set forth in Section 4.10 above, (i) following any transfer or sale of such Warrant Shares once such Warrant Shares are eligible for transfer or sale pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act, or (ii) if such Warrant Shares are eligible for resale under Rule 144(b)(1) or any successor provision (or, in the event that Warrant Shares are issued upon exercise after the conditions set forth in clauses (i) and (ii) above, the Warrant Shares shall be issued without restrictive legends). Without limiting the foregoing, either (i) upon request of a Holder and upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws or (ii) the Company shall promptly cause the legend to be removed from any certificate for any Warrant Shares in accordance with the terms of this Agreement and deliver, or cause to be delivered, to any Holder new certificate(s) representing the Warrant Shares that are free from all restrictive and other legends or, at the request of such Holder, via DWAC transfer to such Holder’s account. In connection with any sale, assignment, transfer or other disposition of the Warrant Shares by a Holder pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Holder with the requirements of this Agreement, if requested by the Holder by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Holder, provided that the Company has timely received from the Holder customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

(b) Subject to receipt from the Holder by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Warrant Shares (i) have been registered under the Securities Act pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.5(b) and as soon as reasonably practicable following any request therefor from a Holder accompanied by such customary and reasonably acceptable documentation acceptable to the Company and its counsel, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.

5.6 Withholding Taxes. Each Holder agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).

5.7 Fees. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by a Holder) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent and Capital Markets Advisor.

5.8 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Holders under the Transaction Agreements.

5.9 Reporting Status. The Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

5.10 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Holder and its Affiliates and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements or (ii) as a result of or arising out of any action, claim or proceeding, pending or threatened, against an Indemnified Person in any capacity by any stockholder of the Company who is not an Affiliate of the Indemnified Person, whether directly or in a derivative capacity, with respect to the transactions contemplated by the Transaction Agreements (unless such action, claim or proceeding is based upon a breach of such Holder’s representations, warranties or covenants under the Transaction Agreements), and in each case will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person.

(b) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.11 Beneficial Ownership Limitation. The Company and each Holder hereby agree that such Holder’s initial Beneficial Ownership Limitation (as defined in the Warrants) will be as set forth on such Holder’s signature page to this Agreement. Each Holder’s Beneficial Ownership Limitation may thereafter only be changed in accordance with the provisions of the Certificate of Designation.

5.12 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares.

5.13 No Amendment or Waiver of Merger Agreement Terms. The Company shall not, and shall not permit any of its Subsidiaries to, amend, modify, supplement, terminate or waive (or fail to contest an action regarding a breach of or agree to amend, modify, supplement, terminate or waive) any provision of the Merger Agreement or any other Transaction Agreement in a manner that would reasonably be expected to materially and adversely affect the benefits that a Holder would reasonably expect to receive pursuant to this Agreement without the prior written consent of a Majority Holders (as defined in the Notes), it being agreed that any amendment or modification to the definition of “Exchange Ratio” shall be deemed to materially and adversely affect the benefits that the Holders would reasonably expect to receive under this Agreement.

5.14 Stockholder Approval. The Company shall use its reasonable best efforts to obtain the Required Parent Stockholder Vote (as defined in the Merger Agreement) to approve the Parent Stockholder Matters (as defined in the Merger Agreement), including the issuance of the Warrant Shares for purposes of the listing rules of Nasdaq at the Parent Stockholders’ Meeting (as defined in the Merger Agreement), which shall be held as promptly as practicable after the filing of the Proxy Statement (as defined in the Merger Agreement) in accordance with the terms and conditions of the Merger Agreement. The Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolution and shall cause the Board of Directors to recommend to the stockholders that they approve such resolution and shall use reasonable best efforts to engage a proxy solicitor and otherwise take customary actions to obtain the Required Parent Stockholder Vote. If the Required Parent Stockholder Vote (as defined in the Merger Agreement) is not obtained, the Company shall use its reasonable best efforts to obtain such approvals as soon as practicable thereafter, including to (i) obtain such approvals at the next occurring annual meeting of the stockholders of the Company or, if such annual meeting is not scheduled to be held within six months, a special meeting of the stockholders of the Company to be held within six months, and (ii) hold an annual meeting or special meeting of its stockholders, at which a vote of the stockholders of the Company to approve the Parent Stockholder Matters (as defined in the Merger Agreement) will be solicited and taken, at least once every six months until the Company obtains approval of the Parent Stockholder Matters, in each case, in accordance with Section 4.1 of the Merger Agreement

5.15 Lock-Up Agreements. The Company shall not consent or agree to amend, alter, waive or otherwise modify the terms of any of the Lock-Up Agreements (as defined in the Merger Agreement) without the consent of the Placement Agent and Capital Markets Advisor.

5.16. Equal Treatment of Holders. No consideration shall be offered or paid to any Holder to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the Holders. The Company further confirms that there are no side letters or other agreements giving any Holder any additional rights or benefits other than as set forth in the Transaction Agreements (other than confidentiality, nondisclosure, or similar agreements). The Company shall not be entitled to redeem or repurchase any of the Warrants unless such redemption or repurchase is on a pro-rata basis amongst the Holders. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase, disposition or voting of shares of Common Stock or otherwise.

6. Conditions of Closing.

6.1 Conditions to the Obligation of the Holders. The several obligations of each Holder to consummate the transactions to be consummated at the Closing, and to surrender its Notes for cancellation in exchange for the issuance of Prefunded Warrants at the Initial Closing and to purchase Warrants at any Milestone Closing, in each case pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all respects as of the date hereof except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date, and the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Closing Date, as though made on and as of such date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects and except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b) Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. The purchase and issuance of Warrants to each Holder shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the exchange and cancellation of the Notes and the issuance of the Warrants, (except for the Required Parent Stockholder Vote and any approvals required by Nasdaq for the issuance of the Warrant Shares) all of which shall be in full force and effect.

(e) Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect or a Company Material Adverse Effect (as defined in the Merger Agreement).

(f) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”) to the Holders.

(g) Nasdaq. The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Warrant Shares and shall have not received any objections to the transactions contemplated in this Agreement, the other Transaction Agreements or the Merger Agreement. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on Nasdaq and shall not have been suspended by the SEC or Nasdaq from trading thereon nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, in writing by the SEC or Nasdaq.

(h) Merger. The closing of the Merger shall have occurred in accordance with the Merger Agreement.

(i) Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental or regulatory body, shall have been issued, and no action or proceeding shall have been instituted by any governmental or regulatory body, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Agreements.

6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the applicable Closing, and to issue to each Holder the Prefunded Warrants at the Initial Closing pursuant to this Agreement and the Warrants to be purchased at a Milestone Closing, is subject to the satisfaction or waiver in writing of the following conditions precedent

(a) Representations and Warranties. The representations and warranties of each Holder in Section 4 hereto shall be true and correct in all respects as of the date hereof and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date, and consummation of the Closing shall constitute a reaffirmation by the Holder of each of the representations, warranties, covenants and agreements of the Holder contained in this Agreement as of the Closing Date.

(b) Performance. Each Holder shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by such Holder on or prior to the Closing Date.

(c) Injunction. The exchange and cancellation of the Notes and the issuance of Prefunded Warrants at the Initial Closing and the Warrants to be purchased at a Milestone Closing, in each case, by each Holder shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) Registration Rights Agreement. Each Holder shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit D.

7. Termination.

7.1 Termination. The obligations of the Company, on the one hand, and each Holder, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Majority Holders (as defined in the Notes) to be exchanged hereunder prior to the Closing;

(ii) By the Company, if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment and shall not have been waived by the Company;

(iii) By a Holder, solely as to itself, if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment and shall not have been waived by such Holder; or

(iv) By either the Company or a Holder, solely as to itself, if the Closing has not occurred on or before the fifth (5th) Business Day following the date of this Agreement;

provided, however, that, in the case of clauses (ii) through (iv) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2 Notice. In the event of termination pursuant to Section 7.1, written notice thereof shall be given to each other Investor by the Company. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

8. Miscellaneous Provisions.

8.1 Public Statements or Releases. Except as set forth in Section 5.3 and except for an investor call held prior to the Disclosure Time and the material terms of which are disclosed in the Disclosure Document, neither the Company nor any Holder shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld) other than filings pursuant to Section 13 and/or Section 16 of the Exchange Act or as otherwise required by law, rule or regulation, which, for avoidance of doubt, shall not require the Company’s consent; provided that, the Company shall not publicly disclose the name of any Holder or any Affiliate or investment adviser of any Holder without such Holder’s prior written consent (email being sufficient). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall, to the extent reasonably practicable, allow the Holders reasonable time to comment on such release or announcement in advance of such issuance, and the Company will consider in good faith any Holder comments. The Company shall not include the name of the Holder in any press release or public announcement (which, for the include any filing with the SEC if so required by the applicable rules of the SEC) the Holders, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Holders, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding anything to the contrary in this Section 8.1, Investor review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.

8.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

8.3 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, provided no rejection or undeliverable notice is received, (c) three (3) calendar days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a) If to the Company, addressed as follows:

Adial Pharmaceuticals, Inc.

4870 Sadler Road, Ste 300

Glen Allen, VA 23060

Attention: Cary J. Claiborne, President and CEO

Email Address: Cclaiborne@adialpharma.com

with a copy to (which shall not constitute notice):

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Leslie Marlow and Hank Gracin

Email Address: Leslie.Marlow@blankrome.com and Hank.Gracin@blankrome.com

(b) If to any Holder, at its address set forth on Exhibit A or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 8.3.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.4 Consent to Electronic Notice. Each Holder consents to the delivery of any stockholder notice pursuant to Section 232 of the DGCL, as amended or superseded from time to time, with respect to the Warrants purchased or issued to a Holder at the e-mail address(es) set forth below the Holder’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company in accordance with Section 8.3. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Holder agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

8.5 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.6 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(b) The Company and each of the Holders hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of Wilmington in the State of Delaware;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3, Exhibit A or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.7 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.8 Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the transactions contemplated hereby and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), Transfer Taxes, stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Warrants or Warrant Shares to the Holders.

8.9 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of a Holder, and (y) the Holders, in the case of the Company, provided that a Holder may, without the prior consent of the Company, (i) assign its rights hereunder to any of its Affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Holder (provided each such assignee agrees to be bound by the terms of this Agreement as a Holder hereunder and makes the same representations and warranties set forth in Section 4 hereof) or (ii) assign its rights hereunder to a permitted transferee of its Warrants or Warrant Shares following the Closing (other than with respect to transfers pursuant to the Registration Statement or Rule 144) (provided each such assignee agrees to be bound by the terms of this Agreement applicable to the Holder). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.10 Confidential Information.

(a) Each Holder covenants that until the earliest of (i) such time as the transactions contemplated by this Agreement and any material non-public information provided to such Holder are publicly disclosed by the Company and (ii) the termination of this Agreement, such Holder will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Holder’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) The Company may request from the Holders such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Holder to acquire the Warrants, and the Holder shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Holder confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq, in which case, the Company will use commercially reasonable efforts to notify the applicable Holder and provide such Holder the opportunity to review such disclosure. Each Holder acknowledges that the Company may file a form of this Agreement and the Registration Rights Agreement with the SEC as exhibits to a periodic report or a registration statement of the Company.

8.11 [Reserved.]

8.12 [Reserved.]

8.13 Independent Nature of Investors’ Obligations and Right. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group (including a “group” within the meaning of Section 13(d)(3) of the Exchange Act), and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. It is expressly understood that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders. The Company acknowledges and each Holder confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Holder also acknowledges that none of Blank Rome LLP or Honigman LLP have rendered legal advice to such Holder. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Investors with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Holder.

8.14 Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.15 Counterparts. This Agreement may be executed in three (3) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.16 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement between the parties hereto respecting the subject matter hereof and thereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof and thereof, whether written or oral. No amendment, modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Majority Holders (as defined in the Notes) of the Notes to be exchanged hereunder. Notwithstanding the foregoing, (i) this Agreement may not be amended or waived with respect to any Holder without the written consent of such Holder unless such amendment or waiver applies to all Holders in the same fashion, and (ii) any amendment to Section 2.1, Section 2.2, Section 2.4, Section 2.5, Section 5.5, Section 5.10, Section 5.14, Section 5.13, Section 5.12, Section 6.1, Section 7.1 or this Section 8.16 shall require the consent of each Holder. The Company, on the one hand, and each Holder, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Holder or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Holder or the Company, respectively. Notwithstanding the foregoing or anything else to the contrary, no amendment, modification, alteration, change or waiver of this Section 8.16 that is material and adverse to the Placement Agent or Capital Markets Advisor shall be valid without the prior written consent of the Placement Agent or Capital Markets Advisor, as applicable, which consent may be granted or withheld in the sole discretion of the Placement Agent and Capital Markets Advisor.

8.17 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Initial Closing and each applicable Milestone Closing and the delivery of the Warrants in accordance with their respective terms. Each Holder shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.18 Mutual Drafting. This Agreement is the joint product of each Holder and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.19 Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Warrants were determined as a result of arm’s-length negotiations.

8.20 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

ADIAL PHARMACEUTICALS, INC.

By:
Name:	Cary J. Claiborne
Title:	President and Chief Executive Officer

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

By:
Name:
Title:

Beneficial Ownership Limitation:

[Signature Page to Exchange Agreement]

EXHIBIT A

HOLDERS

EXHIBIT B

FORM OF PREFUNDED WARRANT

EXHIBIT C

FORM OF MILESTONE INCENTIVE WARRANT

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT